Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-40356) pertaining to the Itron, Inc. 2000 Stock Incentive Compensation Plan,

(2)	Registration Statement (Form S-8 No. 333-89966) pertaining to the Itron, Inc. 2002 Employee Stock Purchase Plan,

(3)	Registration Statement (Form S-8 No. 333-97571) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-110703) pertaining to the Itron, Inc. Incentive Savings Plan,

(5)	Registration Statement (Form S-8 No. 333-115987) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan,

(6)
Registration Statement (Form S-8 No. 333-125461) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan, and the Itron, Inc. Amended and Restated 2002 Employee Stock Purchase Plan,

(7)	Registration Statement (Form S-8 No. 333-134749) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan,

(8)	Registration Statement (Form S-8 No. 333-143048) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan,

(9)	Registration Statement (Form S-8 No. 333-166601) pertaining to the Itron, Inc. 2010 Stock Incentive Plan,

(10)	Registration Statement (Form S-8 No. 333-181685) pertaining to the Itron, Inc. 2012 Employee Stock Purchase Plan,

(11)	Registration Statement (Form S-8 No. 333-193970) pertaining to the Itron, Inc. 2010 Stock Incentive Plan, and

(12)	Registration Statement (Form S-8 No. 333-195633) pertaining to the Itron, Inc. Amended and Restated 2010 Stock Incentive Plan.

of our report dated June 29, 2016, with respect to the consolidated financial statements and schedule of Itron, Inc. included in this Annual Report (Form 10-K) of Itron, Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Seattle, Washington
February 28, 2017